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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

To the Trustees of Scudder GNMA Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of Scudder GNMA Fund on Form N-1A of our report dated May 6, 1998 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts".

                                                   /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                              PricewaterhouseCoopers LLP
July 22, 1998